UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2023

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2023 we entered into an agreement (the “April 2023 Letter Agreement”) with the holders of our senior secured convertible notes (“Existing Convertible Notes”) totaling approximately $5,000,000 that provides for a two year extension on maturity of the Existing Convertible Notes to April 15, 2025. In connection with this agreement, we issued the holders’ of the Existing Convertible Notes a new warrant to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share and a new warrant to purchase 250,000 shares at an exercise price of $4.00 per share (the “New Warrants”).

In addition to the issuance of New Warrants, the holders’ of the Existing Convertible Notes have agreed to a modification of the terms of the Existing Convertible Notes and existing warrants (the “Existing Warrants”) that it holds, which are registered for resale, that has the effect of increasing the equity capital of the LuxUrban Hotels Inc. (the “Company”) through a mandatory conversion feature. Subject to the satisfaction of certain conditions, the Existing Convertible Notes and the Existing Warrants are subject to a mandatory conversion into common stock if the volume-weighted average price of common shares for each of the three trading days prior to the forced conversion is at least equal to the trigger price, as defined in the April 2023 Letter Agreement (the “Trigger Price”). For Existing Warrants and Existing Convertible Notes issued at $2.00 per share, the Trigger Price is $3.00 per share; for Existing Warrants and Existing Convertible Notes issued at $3.00 per share, the Trigger Price is $4.00 per share, and for Existing Warrants and Existing Convertible Notes issued at $4.00 per share, the Trigger Price is $5.50 per share. Among the conditions that must be met prior to a mandatory conversion, in addition to the Trigger Price condition, (i) the shares underlying the Existing Convertible Notes or Existing Warrants must be registered with the SEC for resale; the aggregate dollar volume of the common stock sold on the principal trading market over the 10 consecutive days prior to conversion is at least $3.75 million; and no mandatory conversion would cause the holder of the Convertible Notes to beneficially own more than 9.9% of our common stock.

Management believes that the effect of the agreement and its provisions could allow the Company to eliminate all debt associated with the Existing Convertible Notes and gain access to new equity capital through a mandatory conversion feature.

The foregoing description of the material terms of the April 2023 Letter Agreement and the New Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the April 2023 Letter Agreement and each of the New Warrants, which are being filed as exhibits to this Current Report on Form 8-K.

The Company issued a press release on April 18, 2023 announcing the above-described transactions, and such press release is being filed as an exhibit to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
4.1	Warrant (1,000,000 shares)
4.2	Warrant (250,000 shares)
10.1	April 2023 Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chief Executive Officer and Chairman

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